FIFTH AMENDMENT
TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated this 27th day of July, 2010, to the Fund Administration Servicing Agreement dated as of August 15, 2005, as amended June 8, 2007, October 8, 2007, August 14, 2009 and February 12, 2010 (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANAGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: /s/ Mark F. Travis	By: /s/ Michael R. McVoy

Name: Mark F. Travis	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

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Exhibit B
to the Fund Administration Servicing Agreement

Intrepid Capital Funds, Inc. FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective in Conjunction with the Launch of the Intrepid Income Fund- Institutional Class

Domestic Funds

Annual Fee Based Upon Average Net Assets Per
Fund*
 [  ] basis points on the first $[  ]  million
 [  ] basis points on the next $[  ] million
 [  ] basis points on the balance

 Minimum annual fee:

          $[  ] Intrepid Capital Fund (Multi Class)
  $[  ] Intrepid Small Cap Fund (Multi Class)
  $[  ] Intrepid Income Fund (Multi Class)
  $[  ] Intrepid All Cap Fund (Multi Class)**

**Discounted to $[  ] until the launch of the Intrepid All
Cap Fund- Institutional Class

Fees are billed monthly.
* Subject to CPI increase, Milwaukee MSA.

Out-Of-Pocket Expenses
Including but not limited to postage, stationary,
programming, special reports, third-party data
provider costs, proxies, insurance, EDGAR filing,
retention of records, federal and state regulatory
filing fees, expenses from board of directors
meetings, third party auditing and legal expenses,
Section 15(c) reporting, wash sales reporting
(GainsKeeper), and conversion expenses (if
necessary).

Additional Services
Available but not included are the following services-
USBFS legal administration (e.g., registration
statement update), daily performance reporting, daily
compliance testing (Charles River), electronic board
materials, and additional services mutually agreed
upon.

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Exhibit B (continued)
to the Fund Administration Servicing Agreement – Intrepid Capital Services

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES at May 1, 2010

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
●  Business Line Functions Supported
   ●  Fund Administration and Compliance
   ●  Transfer Agent and Shareholder Services
   ●  Fund Accounting
   ●  Custody Services
   ●  Securities Lending Services
   ●  Distribution Services
●  CCO Portal – Web On-line Access to Fund CCO Documents
●  Daily Resource to Fund CCO, Fund Board, Advisor
●  Provide USBFS/USB Critical Procedures & Compliance Controls
●  Daily and Periodic Reporting
●  Periodic CCO Conference Calls
●  Dissemination of Industry/Regulatory Information
●  Client & Business Line CCO Education & Training
●  Due Diligence Review of USBFS Service Facilities
●  Quarterly USBFS Certification
●  Board Meeting Presentation and Board Support
●  Testing, Documentation, Reporting

Annual Fee Schedule*
 ● $[  ] per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

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